EXHIBIT 99.1

Press Release	Source: Intelligentias, Inc.

Intelligentias Announces Closing of $3.0 Million Financing with Vision Opportunity Master Fund to Complete the Acquisition of Datakom GmbH

SAN FRANCISCO, CA, June 14, 2007 /PRNewswire-FirstCall/ — Intelligentias, Inc. (OTC Bulletin Board: ITLI - News), a recognized leader in the homeland security industry by providing data retention, tracking and investigatory services for telecommunications companies, Internet service providers and law enforcement agencies around the world, announced today that it closed a $3.0 million financing with Vision Opportunity Master Fund, Ltd.

Under the terms of the financing, Intelligentias issued to Vision a $3.0 million senior secured promissory note maturing on the earlier of June 13, 2008 or upon receipt of $6.0 million in net proceeds from its next financing, with interest payable at 12% per annum. The note is not convertible. Intelligentias also issued to Vision a warrant to purchase up to 5,500,000 shares of common stock, exercisable at $2.05 per share, expiring on June 13, 2014. The warrant contains anti-dilution and “piggyback” registration rights provisions. The proceeds of the financing are being used by Intelligentias to complete the acquisition of Datakom GmbH, a lawful interception and network monitoring company based in Germany.

Ian Rice, CEO of Intelligentias, commented: "We are delighted to have Vision work with us again on this short-term financing.”

The financing was completed through a private placement to one institutional accredited investor and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Intelligentias did not use a placement agent in this financing. Intelligentias’ current report on Form 8-K related to the financing contains more information regarding the terms of the financing.

About Intelligentias (http://www.intelligentias.com)

Intelligentias, Inc. is a global data-intelligence conglomerate. Using a worldwide network, we market homeland security products to law enforcement agencies, telcos and ISPs in order to prevent terrorism, cyber-crime and child exploitation. Our portfolio company, Retentia, Inc. (http://www.retentia.com), sells data retention, tracking and forensics software to some of the largest organizations in the world. Our portfolio company, Investigatia, Inc., which will be launched later in 2007, will be our data investigation company. Investigatia intends to focus on fraud, identity theft, identity authentication and verification. Our portfolio company, Interceptia, Inc., which will be launched later in 2007, will be our lawful intercept company. Interceptia intends to focus on legal interception of telecommunications by law enforcement authorities and intelligence services.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

The securities sold in the financing have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Contact:

Pilot Financial Communications Network
Rick Gean, 480-247-2142 (Investor Relations)
info@pilotfcn.com